     THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial advisor.

     If you have sold or transferred all of your registered holdings of Common Stock of Business Resource Group, please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was effected, for submission to the purchaser or transferee.


                         NOTICE OF GUARANTEED DELIVERY

                                      FOR
                        TENDER OF SHARES OF COMMON STOCK

                                       OF
                            BUSINESS RESOURCE GROUP

                       PURSUANT TO THE OFFER TO PURCHASE
                              DATED JULY 14, 2000

                                       BY
                          BRG ACQUISITION CORPORATION
                                       AN
                             INDIRECT WHOLLY-OWNED
                                 SUBSIDIARY OF

                                BR HOLDINGS LLC
                                    WHICH IS
                                 MAJORITY-OWNED
                                       BY

                          THREE CITIES FUND III, L.P.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $0.01 per share (the "Shares"), of Business Resource Group, a California corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to American Stock Transfer and Trust Company, as Depositary (the "Depositary"), prior to the Expiration Time (as defined in Section 7 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See
Section 9 of the Offer to Purchase.

                        The Depositary for the Offer is:
                   AMERICAN STOCK TRANSFER AND TRUST COMPANY

                           BY FACSIMILE TRANSMISSION:
                        (For Eligible Institutions Only)
                                 (718) 234-5001


              BY MAIL:                             BY OVERNIGHT:                            BY HAND:

       American Stock Transfer                American Stock Transfer                American Stock Transfer
          and Trust Company                      and Trust Company                      and Trust Company
      40 Wall Street-46th Floor              40 Wall Street-46th Floor              40 Wall Street-46th Floor
         New York, NY 10005                     New York, NY 10005                     New York, NY 10005

                                            FOR CONFIRMATION TELEPHONE:
                                                  (718) 921-8200

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     SHARES MAY NOT BE TENDERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES.

LADIES AND GENTLEMEN:


     The undersigned hereby tenders to BRG Acquisition Corporation, a Delaware corporation, an indirect wholly-owned subsidiary of BR Holdings LLC, a Delaware limited liability company, which is majority-owned by Three Cities Fund III, L.P. a Delaware limited partnership, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 14, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (the terms and conditions of which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guarantee delivery procedures described in
Section 9 of the Offer to Purchase.


Number of Shares:

Name(s) of Record Holder(s):
                            ----------------------------------------------------
                                               (PLEASE PRINT)

Address(es):
             -------------------------------------------------------------------
                                           (ZIP CODE)

Area Code and Tel. No:
                        --------------------------------------------------------

Certificate Nos. (if available):
                                ------------------------------------------------

Check box if Shares will be tendered by book-entry transfer:

/ / The Depository Trust Company

Signature(s):
             -------------------------------------------------------------------

Account Number:
               -----------------------------------------------------------------

Dated:                                                                    , 2000
       ------------------------------------------------------------------


              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a participant in the Security Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary, at one of its addresses set forth above, either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 8 of the Offer to Purchase) of a transfer of such Shares into the Depositary's account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 8 of the Offer to Purchase), and any other documents required by the Letter of Transmittal within three Nasdaq trading days after the date of execution of this Notice of Guaranteed Delivery.

         The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.


Name of Firm:
              ------------------------------------------------------------------
                                   (AUTHORIZED SIGNATURE)

Address:
        ------------------------------------------------------------------------
                                       (ZIP CODE)

Area Code and Tel. No.:
                        --------------------------------------------------------

Name:
      --------------------------------------------------------------------------

Title:
       -------------------------------------------------------------------------

Date:                                                                     , 2000
     ---------------------------------------------------------------------

          NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

                                       3